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                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS

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                                                                                  THREE MONTHS ENDED
                                                                                  -------------------
                                                                           MARCH 31,                MARCH 31,
                                                                             1997                     1998
                                                                     -------------------      -------------------
SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD-BASIC...................................         14,230,357               13,847,844

ISSUANCE OF 526,757 SHARES OF COMMON STOCK FOR
     THE MERGER OF ADAM YOUNG INC. IN 1998........................                  -                  316,054

RETIREMENT OF 50,450 SHARES OF COMMON STOCK FOR
      THE MERGER OF ADAM YOUNG INC. IN 1998.......................                  -                  (30,270)

ISSUANCE OF 3,500 SHARES OF COMMON STOCK UPON
      EXERCISE OF OPTIONS IN 1998.................................                  -                    2,100

ISSUANCE OF 28,481 AND 3,334 SHARES OF COMMON
      STOCK TO THE COMPANY'S DEFINED CONTRIBUTION
      PLAN........................................................             25,316                    2,741
                                                                     -------------------      -------------------
WEIGHTED AVERAGE SHARES OF COMMON
       STOCK OUTSTANDING-BASIC....................................         14,255,673               14,138,469
                                                                     -------------------      -------------------
NET LOSS..........................................................        $(5,566,042)             $(7,334,676)

NET LOSS PER COMMON SHARE-BASIC
       NET LOSS...................................................        $     (0.39)             $     (0.52)
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